Exhibit 99.1

QUARTERLY REPORT JUNE 2026 HIGHLIGHTS ➢ Operational improvement and favourable mining conditions following Q1 impacts resulted in Group ROM production increasing 18.4% compared with the March quarter to 6.4Mt and Saleable production increasing 39.3% compared with the March quarter to 4.1Mt. ➢ Returned to positive earnings, with earnings improving by ~US$100 million compared with the March quarter, exiting H1 with positive operating momentum. ➢ Buchanan has successfully established a materially higher production run-rate following completion of the expansion project last year, delivering record half-year ROM production of 4.7Mt (+26.2% from prior corresponding period), ~US$60 million earnings year-to-date and lower unit costs, which we expect to continue to deliver future earnings and cash generation. ➢ Curragh delivered a significant operational recovery during the quarter, with ROM production increasing 74.0% compared to the March quarter to 3.9Mt and Saleable production increasing 75.6% compared with the March quarter to 3.0Mt, supported by record CHPP operating hours and improved plant throughput. ➢ Group mining cash costs declined 27.7% compared to the March quarter to US$97.9/t, driven by higher Saleable production volumes, improved plant utilisation and operating leverage across both regions. Further cost reductions are expected as the reset program progresses. ➢ Phase 1 of the structural, operational and commercial reset is nearing completion, targeting significant cash flow improvement through productivity, cost and commercial initiatives. Further detail will be provided with the HY26 results. ➢ Sale of the Logan Complex is expected to close soon, removing exposure to structurally challenged High-Vol markets and reducing future negative cash flow exposure. ➢ Cash at quarter end was ~US$98 million. The Company continues to progress additional marketing and customer-related commercial arrangements which are expected to provide incremental liquidity and enhanced product flexibility. Coronado also retains a range of working capital and commercial levers to support liquidity as operational improvement initiatives continue to be implemented.

QUARTERLY REPORT
JUNE 2026

Comments from Incoming Chief Executive Officer, Barrie van der Merwe

"The June quarter reflected the expected rebound following completion of planned Q1 activities and seasonal impacts, with stronger production, materially lower unit costs and a return to positive earnings for the first time since Q2 2024.

Buchanan continues to demonstrate the benefits of our investment in its expansion, delivering record first-half ROM production, lower unit costs and approximately US$60 million of earnings year-to-date. The operation has now established a materially higher production base, which we expect to continue to deliver future earnings and cash generation. At Curragh, production and plant performance improved materially, with Saleable production increasing 76% compared to the March quarter. Curragh CHPP achieved its highest operating hours in five years during the quarter, while Buchanan delivered its highest quarterly CHPP operating hours in almost three years.

Our structural, operational and commercial reset, supported by AlixPartners and Odin Partnership, is reaching the end of its' first phase. The reset is principally focused on improving performance at Curragh through higher productivity, lower costs, improved CHPP runtime and throughput, and stronger cash generation. These improvements, together with Buchanan's expanded production base, are expected to materially strengthen Group earnings and cash flow. The reset also includes driving improvement in our safety performance."

OPERATIONS AND SALES

Quarterly Segment Production, Sales volumes, and Realised pricing

Summary Information (unaudited)		Jun Q26	Mar Q26	Change	Jun 2026 YTD	Jun 2025 YTD	Change
ROM production	**Mt**	**6.4**	**5.4**	**18.4%**	**11.8**	**12.9**	**-8.0%**
Australia	Mt	3.9	2.2	74.0%	6.1	5.9	3.8%
USA	Mt	2.6	3.2	-20.2%	5.7	7.0	-17.9%
Saleable production	**Mt**	**4.1**	**3.0**	**39.3%**	**7.1**	**7.2**	**-1.4%**
Australia	Mt	3.0	1.7	75.6%	4.7	4.5	4.8%
USA	Mt	1.1	1.3	-10.0%	2.4	2.7	-11.6%
% Met Coal	**%**	**78.2%**	**83.6%**	**-5.4%**	**80.5%**	**81.3%**	**-0.8%**
Sales volumes	**Mt**	**3.5**	**3.5**	**1.1%**	**7.0**	**7.1**	**-2.3%**
Australia	Mt	2.4	2.2	9.5%	4.5	4.5	1.1%
USA	Mt	1.1	1.3	-12.7%	2.4	2.6	-7.9%
Sales Mix							
Met Coal	%	80.4%	71.4%	9.0%	75.9%	79.6%	-3.7%
Thermal Coal	%	19.6%	28.6%	-9.0%	24.1%	20.4%	3.7%
Export Sales	%	77.4%	74.4%	3.0%	75.9%	70.4%	5.5%
Domestic Sales	%	22.6%	25.6%	-3.0%	24.1%	29.6%	-5.5%
Avg Mining Cash Cost/t Produced	**US$/t**	**97.9**	**135.3**	**-27.7%**	**113.5**	**100.4**	**13.1%**
Australia	US$/t	98.9	148.8	-33.5%	117.0	91.9	27.3%
USA	US$/t	95.0	117.0	-18.8%	106.6	114.6	-7.0%
Realised pricing ($/t)							
AU- Realised Met Price (FOB)	US$/t	171.8	162.4	5.8%	167.7	150.3	11.6%
PLV HCC FOB AUS Index Price	US$/t	238.3	234.7	1.5%	236.5	184.6	28.1%
% of PLV HCC FOB AUS Index	%	72.1%	69.2%	2.9%	70.9%	81.4%	-10.5%
US - Realised Met Price (FOR)	US$/t	168.4	168.5	-0.1%	168.4	149.3	12.8%
% of PLV HCC FOB AUS Index	%	70.7%	71.8%	-1.1%	71.2%	80.9%	-9.7%
Group - Realised Met Price (combined FOB/FOR)	US$/t	170.5	165.4	3.1%	168.0	149.8	12.1%
% of PLV HCC FOB AUS Index	%	71.6%	70.4%	1.2%	71.0%	81.1%	-10.1%

Note: Coronado reports its production and financial information on a geographical segment basis. Please refer to production and sales data by mine. Some numerical figures in the above table have been subject to rounding adjustments. Accordingly, numerical figures shown as totals may not equal the sum of the figures that precede them. March 2026 quarter and June 2025 YTD production and sales volumes include Logan, which was idled in March 2026. Logan Sales volumes were 0.1Mt in June 2026 quarter, 0.2Mt in March 2026 quarter, 0.3Mt in June 2026 YTD and 0.9Mt in June 2025 YTD.

QUARTERLY REPORT: Q2, JUNE 2026 2

QUARTERLY REPORT JUNE 2026 QUARTERLY REPORT: Q2, JUNE 2026 3 Group Production Overview Group performance in Q2 reflected a significant improvement in operating conditions. ROM production increased 18.4% compared to the March quarter to 6.4Mt, while Saleable production increased 39.3% to 4.1Mt. The improvement was driven by both operations. At Curragh, Saleable production rebounded following completion of the planned CHPP shutdown and the return to more favourable weather conditions. At Buchanan, the expansion project has allowed a higher operating run-rate, leading to record first-half ROM production. Both Curragh and Buchanan achieved strong quarterly CHPP operating hours during the period, supporting stronger plant reliability, improved recoveries and higher Saleable production. Excluding shipment timing in June, we were able to maintain steady stock levels in the quarter, with a renewed focus on building appropriate inventory levels in H2, particularly at Curragh, which is an important prerequisite for improving overall production system stability and plant runtime and throughput. Unit costs reduced materially during the quarter on improved Saleable production, while a higher proportion of Met Coal Sales volumes contributed to improved Realised pricing and profitability. The Company exited the quarter with improved operating momentum and is expected to be well positioned to capture further benefits from higher run-rates through the balance of FY26. Curragh Complex Q2 marked a significant recovery in operating performance at Curragh following the planned CHPP shutdown and operational disruptions experienced during Q1. Mining activities normalised during the quarter, supported by the resumption of operations at Mammoth in February 2026, improved overburden removal and stronger coal availability. These improvements resulted in ROM production increasing 74.0% compared to the March quarter to 3.9Mt, while Saleable production increased 75.6% to 3.0Mt. Curragh's CHPP achieved record quarterly operating hours during Q2, reflecting improved reliability, stronger operational stability and the benefits of recent maintenance activities. The improved plant performance supported higher throughput and production of profitable Met Coal, stronger recoveries and increased Saleable production while also enhancing inventory positioning heading into the second half of the year. The operational recovery translated into a substantial improvement in cost performance. Average Mining Cash Costs Per Tonne Produced reduced by 33.5% compared to the March quarter to US$98.9/t, reflecting higher production volumes, improved plant utilisation and stronger fixed-cost absorption. While the reset program is expected to drive further improvement of CHPP performance, recovery rates and underground mining productivity, the operation exited the quarter on a stronger footing. The reset is intended to restore profitability, which will create options to deleverage the business, and focuses on: • Mine planning opportunities to optimise strip ratios, realise cash, build the required inventory buffers to improve the overall reliability of the production system and improve pit geometries at Curragh North • Resetting mining services contracts to reflect the plan changes, like improved pit geometries, reduce complexity and improve commercial outcomes • Reviewing and resetting infrastructure and other major procurement contracts to better align commercial terms with production outputs and achieve better commercial outcomes • Implementing a flat, wide-span organisational structure reflecting a two-mine company • Improving CHPP runtime and throughput using a programmatic and deliberate approach to maximise profitable Met Coal production As we ramp up implementation of the program, we expect AlixPartners and Odin Partnership will continue to support us with expertise, capability and capacity. Buchanan Buchanan delivered a material improvement in performance during the quarter, establishing a higher operating run-rate following completion of its recent expansion and the successful return of both longwalls to production following the Q1 relocation activities. ROM production reached a record 2.5Mt for the quarter and 4.7Mt for the first half, demonstrating the benefits of the expanded operation and effectively re-basing the asset to a materially higher production and earnings profile. This higher production base has been achieved while maintaining strong cost discipline. Buchanan's Average Mining Cash Costs Per Tonne Produced reduced to US$91.2/t during the quarter, highlighting the scalability of the operation and supporting improved earnings and cash generation. The operation generated approximately US$63 million of

QUARTERLY REPORT JUNE 2026 QUARTERLY REPORT: Q2, JUNE 2026 4 earnings during the first half of 2026, reinforcing the value created through the expansion project and anticipated operating leverage available as volumes continue to normalise. Safety and Health As at 30 June 2026, the Group TRIR was 1.34, down 3% (1.39) from the first quarter of 2026. Our Severity Rate also declined by 30%, from 34.4 in the first quarter to 24.1 in the second quarter. The Company will continue to prioritise safety as its most important responsibility and remains committed to delivering long-term improvements that create a safer workplace for all employees and contractors. The Company is implementing a leadership training program across all operations. The program is focused on increasing visible leadership in the field, strengthening critical risk management practices and improving frontline engagement to ensure that safety expectations are consistently understood and applied across the organisation. The program brings together leaders from all levels of the business and is designed to reinforce accountability, improve hazard identification and risk intervention capabilities and strengthen the quality of safety conversations across our operations. Through regular site engagements, leadership interactions and workforce participation, the program aims to build a stronger safety culture founded on proactive risk management and shared ownership of safety outcomes. The initiative complements a range of targeted actions undertaken during the quarter, including enhanced critical control verification activities, additional training programs and leadership-led safety interactions. Together, these measures are intended to drive sustainable improvements in safety performance and support the Company's goal of eliminating serious injuries and fatalities. Sales While Sales volumes remained broadly stable at 3.5Mt during the June quarter, improved operating performance resulted in a significant build in export inventory across Australia and the U.S. Approximately 430kt of coal available for sale at quarter end was deferred into July due to normal shipment timing and port scheduling factors. In total, the Company held approximately 780kt of export inventory at quarter end, comprising stockpiles at both mine sites and ports. This inventory build temporarily reduced operating cash flow during the quarter but is expected to convert to sales and cash receipts during July and August, providing a meaningful benefit to liquidity and free cash flow in the second half. The quality of sales improved materially during the quarter with higher margin Met Coal representing 80.4% of Group sales volumes, up from 71.4% in the March quarter, while export sales increased to 77.4% of total volumes from 74.4% in Q1. This improved mix reflects improved plant performance to produce higher margin, profitable Met Coal. Group Realised Met Coal pricing increased 3.1% compared to the March quarter to US$170.5/t, despite relatively stable benchmark pricing during the period. Australian Realised Met Coal pricing increased 5.8% to US$171.8/t, while U.S. Realised pricing remained strong at US$168.4/t. Improved pricing outcomes reflected a stronger product mix, increased export exposure and improved sales composition across the portfolio. Overall, the combination of stronger production, a higher proportion of Met Coal sales, increased export exposure and improved Realised pricing contributed to a meaningful recovery in margins during the quarter and positions the Group to benefit from higher operating run-rates through the balance of 2026. METALLURGICAL COAL MARKETS The Met Coal market remained broadly stable through the June quarter, with PLV HCC FOB Australia pricing averaging approximately US$240/t, supported by balanced seaborne supply and steady demand from key steelmaking regions. Following the recovery observed in late 2025 and into early 2026, pricing stabilised at elevated levels during Q2. Market conditions reflected resilient demand outside China, particularly from India and Southeast Asia, alongside ongoing supply discipline across major exporting regions. Weather-related disruptions in Queensland earlier in the year and continued logistical variability in Mongolia limited incremental supply growth, contributing to a relatively tight seaborne market. Pricing strength broadened during the quarter, with lower‑quality Met Coal grades and PCI products experiencing a modest recovery after a weaker start to the year. This reflected improved steel margins outside China, tighter availability of substitute materials and increased buying interest across a wider range of coal qualities, supporting overall realisations across the product stack.

QUARTERLY REPORT JUNE 2026 QUARTERLY REPORT: Q2, JUNE 2026 5 Market conditions were further influenced by temporary supply disruptions in China, including safety-related production curtailments following a significant mining incident, which tightened domestic availability and reduced import pressure during the period. While the direct seaborne impact was moderate, these dynamics contributed to stabilisation in regional pricing and sentiment through the quarter. Demand dynamics remained mixed. Chinese import activity continued to be relatively subdued, while Indian steel production remained strong, supporting imports of higher quality Met Coal and underpinning Met Coal demand. Steel margins across markets (excluding China) showed gradual improvement, sustaining buying interest despite ongoing macroeconomic uncertainty. On the supply side, cost pressures and capital discipline among higher-cost producers, particularly in the United States, continued to constrain supply responsiveness at current price levels. Australian exports normalised following earlier disruptions, although the market remained sensitive to further weather or infrastructure-related interruptions. Geopolitical tensions in the Middle East contributed to periods of increased volatility across commodity and freight markets. While the direct impact on Met Coal fundamentals was limited, the disruption supported a more cautious supply environment and reinforced market concerns regarding global trade flows and logistics. The effect on Met Coal pricing was modest and temporary, with underlying market conditions continuing to be driven primarily by steel demand and seaborne supply fundamentals. In contrast, the U.S. High‑Vol market continued to face structural headwinds, with weaker European steel production and competitive pressures in export markets weighing on pricing and demand. These conditions continue to reinforce the relative premium for higher‑quality, PLV‑linked products. Overall, the Company maintains a constructive outlook for the balance of 2026. Ongoing supply discipline, improving steel demand outside China and continued market preference for higher‑quality Met Coal are expected to underpin pricing through the second half. Since quarter end, Met Coal prices have softened from June quarter average levels, reflecting cautious steel market conditions in China, weaker near-term buying activity and seasonal demand trends across parts of Asia. Despite this anticipated seasonal moderation, benchmark PLV HCC prices remains at ~$US220/t. The Company continues to expect that limited supply growth, ongoing production constraints among higher-cost producers and resilient steel demand outside China, particularly in India, will provide underlying support for Met Coal markets over the medium term. FINANCIAL PERFORMANCE Financial performance improved materially in the June quarter, reflecting the operational recovery achieved across the business. Higher Saleable production, a stronger Met Coal sales mix and improved Realised pricing drove a return to positive earnings and materially improved free cash compared to the March quarter. It is important to note that our half yearly earnings included losses of approximately US$30 million from our Logan mine complex that was idled during Q1. On 21 May 2026, the Company entered into a Membership Interest Purchase Agreement to divest its’ ownership of the Logan Mining Complex. We expect the transaction to close soon, which we anticipate will eliminate any further losses and improve the Group's earnings and cash flow profile. Revenue increased US$47 million compared to the March quarter on product mix towards higher export Met Coal and overall from the positive impact of improved coal market conditions on realised prices. Group Realised pricing for Met Coal increased 3.1% to US$170.5/t, while the proportion of Met Coal sales increased to 80.4% of total Sales volumes from 71.4% in the March quarter. Cost performance improved materially during the quarter as operating leverage benefits more than offset inflationary pressures, higher fuel prices and foreign exchange headwinds. Group Average Mining Cash Costs Per Tonne Produced reduced 27.7% compared to the March quarter to US$97.9/t, while Curragh Average Mining Cash Costs Per Tonne Produced reduced 33.5% to US$98.9/t. The ability to deliver lower unit costs despite these external pressures highlights the effectiveness of the Company's operational improvement initiatives and the benefits of returning to higher, more stable operating run-rates. While overall Sales volumes were stable compared to the March quarter, improved production resulted in significant saleable inventory which is expected to underwrite higher sales revenues and cash flow through the next quarter. Buchanan continued to generate positive earnings and Free Cash Flow during the first half, reinforcing the benefits of our investment in expansion projects and the long-term enhancement in earnings capability of the asset.

QUARTERLY REPORT JUNE 2026 QUARTERLY REPORT: Q2, JUNE 2026 6 As of 30 June 2026, the Company had US$98 million available liquidity, in the form of cash. Since quarter end, Coronado has continued to progress a number of commercial and working capital initiatives with key counterparties that are expected to enhance liquidity and financial flexibility as operational improvement initiatives continue to be implemented. Coronado's structural operational and commercial reset continued to progress during the quarter, targeting significant cash flow improvement. The program focuses on mine plan optimisation, productivity improvements, contractor restructuring, fleet optimisation and enhancements to commercial arrangements. Importantly, these initiatives are being implemented within the existing asset base and do not require significant incremental capital expenditure. Early benefits are becoming evident in operating performance, cost outcomes and cash generation, with a more comprehensive update to be provided alongside the HY26 results. Capital expenditure remained tightly controlled at US$25 million during the quarter, reflecting completion of the Company's recent growth phase and a continued focus on cash preservation and balance sheet improvement. With higher operating run-rates established, no major capital projects remaining and the Logan transaction expected to complete soon, the Company believes it is increasingly well positioned to deliver improved earnings, Free Cash Flow and liquidity through the second half of 2026. Coronado expects to release its audited financial statements for the quarter ended 30 June 2026 (SEC Form 10-Q) to the market on 11 August 2026 (AEST). Coronado quotes all numbers in U.S. dollars. This Quarterly Report was authorised for release by the Board of Coronado Global Resources Inc. Contacts Coronado Global Resources Inc. ARBN: 628 199 468 Registered Office: Level 33, Central Plaza One, 345 Queen Street, Brisbane QLD 4000 Australia. T: +61 7 3031 7777 | E: investors@coronadoglobal.com | www.coronadoglobal.com Investors Media Chantelle Essa Helen McCombie Vice President Investor Relations Sodali & Co T: +61 477 949 261 T: +61 411 756 248 E: cessa@coronadoglobal.com E: helen.mccombie@sodali.com

QUARTERLY REPORT
JUNE 2026

Coronado STEEL STARTS HERE

APPENDIX

Quarterly Production and Sales Volumes by Mine

Summary Information (unaudited)		Jun Q26	Mar Q26	Change	Jun 2026 YTD	Jun 2025 YTD	Change
ROM production	**Mt**	**6.4**	**5.4**	**18.4%**	**11.8**	**12.9**	**-8.0%**
Curragh	Mt	3.9	2.2	74.0%	6.1	5.9	3.8%
Buchanan	Mt	2.5	2.2	15.7%	4.7	3.7	26.2%
Logan	Mt	0.0	1.0	-96.3%	1.1	3.3	-67.7%
Saleable production	**Mt**	**4.1**	**3.0**	**39.3%**	**7.1**	**7.2**	**-1.4%**
Curragh	Mt	3.0	1.7	75.6%	4.7	4.5	4.8%
Buchanan	Mt	1.1	1.0	11.8%	2.1	1.7	23.7%
Logan	Mt	0.0	0.3	-90.3%	0.3	1.0	-70.9%
Sales volumes	**Mt**	**3.5**	**3.5**	**1.1%**	**7.0**	**7.1**	**-2.3%**
Curragh	Mt	2.4	2.2	9.5%	4.5	4.5	1.1%
Buchanan	Mt	1.0	1.1	-11.1%	2.1	1.7	23.5%
Logan	Mt	0.1	0.2	-23.5%	0.3	0.9	-66.8%

Some numerical figures in the above table have been subject to rounding adjustments. Accordingly, numerical figures shown as totals may not equal the sum of the figures that follow them.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, and our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", "plans", "considers", "forecasts", "anticipates", "targets" and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividend payments, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management's plans or objectives for future operations, plans with respect to certain assets, such as the Logan mine transaction, risk inherent to mining operations, such as adverse weather conditions, inflationary conditions, geopolitical conflicts or tensions, or descriptions or assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended 31 December 2025 filed with the ASX and SEC on 04 March 2026 (SEC 03 March 2026) as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

QUARTERLY REPORT: Q2, JUNE 2026 7

QUARTERLY REPORT
JUNE 2026
Coronado STEEL STARTS HERE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This report includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance.

Non-GAAP financial measures used in this report include (i) Group Realised Price Per Tonne of Coal Sold, which we define as Coal revenues divided by Coal Sales volumes; (ii) Realised Price Per Tonne of Met Coal Sold, which we define as Met Coal revenues divided by Met Coal Sales volumes; (iii) Realised Price Per Tonne of Export Thermal Coal Sold, which we define as Thermal Coal Export revenues divided by Thermal Coal Export Sales volumes; (iv) Realised Price Per Tonne of Domestic Thermal Coal Sold, which we define as Thermal Coal Domestic revenues divided by Thermal Coal Domestic Sales volumes and (v) Average Mining Cash Costs Per Tonne Produced, which we define as mining cash costs divided by saleable production volumes.

We evaluate our mining cash cost on a cost per metric tonne basis. Mining cash costs is based on reported cost of coal revenues less inventory movement, which is shown on our statement of operations and comprehensive income exclusive of freight expense, Stanwell rebate, other royalties, depreciation, depletion and amortization and selling, general and administrative expenses, adjusted for other items that do not relate directly to the costs incurred to produce coal at the mine.

Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

A reconciliation of consolidated costs and expenses, consolidated operating costs, and consolidated mining costs are shown below:

	For the three months ended 30 June 2026				
(In US$000, except for volume data, unaudited)	Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**363,433**	**181,754**	**13,464**	**558,651**	**158,329**
Less: Selling, general and administrative expense	-	-	(10,479)	(10,479)	-
Less: Restructuring costs	-	(3,649)	(2,369)	(6,018)	-
Less: Depreciation, depletion and amortization	(25,422)	(20,148)	(616)	(46,186)	(18,706)
Total operating costs	**338,011**	**157,957**	**-**	**495,968**	**139,623**
Less: Other royalties	(37,300)	(7,270)	-	(44,570)	(6,055)
Less: Freight expenses	(50,933)	(42,868)	-	(93,801)	(42,868)
Less: Other costs (including non-mining costs)	(8,769)	(934)	-	(9,703)	(712)
Less: Inventory movement	55,375	497	-	55,872	10,673
Total mining cash costs	**296,384**	**107,382**	**-**	**403,766**	**100,661**
Saleable production (Mt)	3.0	1.1	-	4.1	1.1
Average mining cash costs per tonne produced	**98.9**	**95.0**	**-**	**97.9**	**91.2**

	For the three months ended 31 March 2026				
(In US$000, except for volume data, unaudited)	Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**372,998**	**229,707**	**5,235**	**607,940**	**177,458**
Less: Selling, general and administrative expense	-	-	(4,630)	(4,630)	-
Less: Depreciation, depletion and amortization	(18,032)	(24,700)	(605)	(43,337)	(17,389)
Total operating costs	**354,966**	**205,007**	**-**	**559,973**	**160,069**
Less: Other royalties	(23,936)	(6,412)	-	(30,348)	(5,019)
Less: Freight expenses	(41,692)	(44,031)	-	(85,723)	(44,031)
Less: Other costs (including non-mining costs)	(7,222)	(937)	-	(8,159)	(665)
Less: Inventory movement	(28,226)	(6,770)	-	(34,996)	(11,938)
Total mining cash costs	**253,890**	**146,857**	**-**	**400,747**	**98,416**
Saleable production (Mt)	1.7	1.3	-	3.0	1.0
Average mining cash costs per tonne produced	**148.8**	**117.0**	**-**	**135.3**	**99.7**

QUARTERLY REPORT: Q2, JUNE 2026 8

QUARTERLY REPORT
JUNE 2026
Coronado STEEL STARTS HERE

(In US$000, except for volume data, unaudited)	Australia	United States	Other / Corporate	Total Consolidated	Buchanan
	For the six months ended 30 June 2026				
Total costs and expenses	**736,431**	**411,462**	**18,698**	**1,166,591**	**335,787**
Less: Selling, general and administrative expense	-	-	(15,109)	(15,109)	-
Less: Restructuring costs	-	(3,649)	(2,369)	(6,018)	-
Less: Depreciation, depletion and amortization	(43,455)	(44,848)	(1,220)	(89,523)	(36,095)
Total operating costs	**692,976**	**362,965**	**-**	**1,055,941**	**299,692**
Less: Other royalties	(61,236)	(13,682)	-	(74,918)	(11,073)
Less: Freight expenses	(92,625)	(86,899)	-	(179,524)	(86,899)
Less: Other costs (including non-mining costs)	(15,990)	(1,871)	-	(17,861)	(1,376)
Less: Inventory movement	27,149	(6,272)	-	20,877	(1,265)
Total mining cash costs	**550,274**	**254,241**	**-**	**804,515**	**199,079**
Saleable production (Mt)	4.7	2.4	-	7.1	2.1
Average mining cash costs per tonne produced	**117.0**	**106.6**	**-**	**113.5**	**95.2**

(In US$000, except for volume data, unaudited)	Australia	United States	Other / Corporate	Total Consolidated	Buchanan
	For the six months ended 30 June 2025				
Total costs and expenses	**647,451**	**413,609**	**16,870**	**1,077,930**	**262,939**
Less: Selling, general and administrative expense	(7)	(13)	(15,913)	(15,933)	-
Less: Restructuring costs	-	-	-	-	-
Less: Depreciation, depletion and amortization	(37,604)	(47,468)	(957)	(86,029)	(29,886)
Total operating costs	**609,840**	**366,128**	**-**	**975,968**	**233,053**
Less: Other royalties	(60,097)	(19,270)	-	(79,367)	(8,848)
Less: Stanwell rebate	(43,784)	-	-	(43,784)	-
Less: Freight expenses	(81,655)	(41,239)	-	(122,894)	(41,239)
Less: Other costs (including non-mining costs)	(11,631)	(2,656)	-	(14,287)	(1,581)
Less: Inventory movement	(467)	6,305	-	5,838	(3,732)
Total mining cash costs	**412,206**	**309,268**	**-**	**721,474**	**177,653**
Saleable production (Mt)	4.5	2.7	-	7.2	1.7
Average mining cash costs per tonne produced	**91.9**	**114.6**	**0**	**100.4**	**105.0**

A reconciliation of Realised Price Per Tonne Sold is shown below for each of the periods presented in this report:

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 30 June 2026			
Total Revenues	**326,614**	**187,515**	**514,129**	**172,034**
Less: Other revenues	7,706	52	7,758	52
Total coal revenues	**318,908**	**187,463**	**506,371**	**171,982**
Less: Thermal coal revenues	22,554	4,189	26,743	-
Met Coal revenues	**296,354**	**183,274**	**479,628**	**171,982**
Volume of Met Coal sold (Mt)	1.7	1.1	2.8	1.0
Average realised Met price per tonne sold	**171.8**	**168.4**	**170.5**	**171.5**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 31 March 2026			
Total Revenues	**259,088**	**208,104**	**467,192**	**190,127**
Less: Other revenues	6,682	19	6,701	18
Total coal revenues	**252,406**	**208,085**	**460,491**	**190,109**
Less: Thermal coal revenues	42,414	9,804	52,218	98
Met Coal revenues	**209,992**	**198,281**	**408,273**	**190,011**
Volume of Met Coal sold (Mt)	1.3	1.2	2.5	1.1
Average realised Met price per tonne sold	**162.4**	**168.5**	**165.3**	**171.3**

QUARTERLY REPORT: Q2, JUNE 2026 9

QUARTERLY REPORT
JUNE 2026

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the six months ended 30 June 2026			
Total Revenues	**585,701**	**395,620**	**981,321**	**362,161**
Less: Other revenues	14,388	71	14,459	70
Total coal revenues	**571,313**	**395,549**	**966,862**	**362,091**
Less: Thermal coal revenues	64,968	13,993	78,961	98
Met Coal revenues	**506,345**	**381,556**	**887,901**	**361,993**
Volume of Met Coal sold (Mt)	3.0	2.3	5.3	2.1
Average realised Met price per tonne sold	**167.7**	**168.4**	**168.0**	**171.3**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the six months ended 30 June 2025			
Total Revenues	**533,122**	**384,005**	**917,127**	**251,630**
Less: Other revenues	15,561	778	16,339	227
Total coal revenues	**517,561**	**383,227**	**900,788**	**251,403**
Less: Thermal coal revenues	36,871	15,086	51,957	27
Met Coal revenues	**480,690**	**368,141**	**848,831**	**251,376**
Volume of Met Coal sold (Mt)	3.2	2.5	5.7	1.7
Average realised Met price per tonne sold	**150.3**	**149.3**	**149.8**	**146.1**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 30 June 2026			
Total Revenues	**326,614**	**187,515**	**514,129**	**172,034**
Less: Other revenues	7,706	52	7,758	52
Total coal revenues	**318,908**	**187,463**	**506,371**	**171,982**
Less: Met coal revenues	296,354	183,274	479,628	171,982
Thermal coal revenues	**22,554**	**4,189**	**26,743**	
Less: Export thermal coal revenues	6,301	4,189	10,490	
Domestic thermal coal revenues	**16,253**	**-**	**16,253**	
Volume of Domestic thermal coal sold (Mt)	0.6	-	0.6	
Realised price per Mt of Domestic thermal coal sold	**28.1**		**28.1**	

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 31 March 2026			
Total Revenues	**259,088**	**208,105**	**467,193**	**190,127**
Less: Other revenues	6,682	19	6,701	18
Total coal revenues	**252,406**	**208,086**	**460,492**	**190,109**
Less: Met coal revenues	209,992	198,283	408,275	190,011
Thermal coal revenues	**42,414**	**9,803**	**52,217**	**98**
Less: Export thermal coal revenues	13,128	9,706	22,834	-
Domestic thermal coal revenues	**29,286**	**97**	**29,383**	**98**
Volume of Domestic thermal coal sold (Mt)	0.7	-	0.7	-
Realised price per Mt of Domestic thermal coal sold	**41.4**	**5.3**	**40.5**	**5.3**

QUARTERLY REPORT: Q2, JUNE 2026 10

QUARTERLY REPORT
JUNE 2026

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the six months ended 30 June 2026			
Total Revenues	**585,701**	**395,620**	**981,321**	**362,161**
Less: Other revenues	14,388	71	14,459	71
Total coal revenues	**571,313**	**395,549**	**966,862**	**362,090**
Less: Met coal revenues	506,345	381,557	887,902	361,992
Thermal coal revenues	**64,968**	**13,992**	**78,960**	**98**
Less: Export thermal coal revenues	19,430	13,895	33,325	-
Domestic thermal coal revenues	**45,538**	**97**	**45,635**	**98**
Volume of Domestic thermal coal sold (Mt)	1.3	-	1.3	-
Realised price per Mt of Domestic thermal coal sold	**35.4**	**5.3**	**35.0**	**5.3**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the six months ended 30 June 2025			
Total Revenues	**533,122**	**384,005**	**917,127**	**251,630**
Less: Other revenues	15,561	778	16,339	227
Total coal revenues	**517,561**	**383,227**	**900,788**	**251,403**
Less: Met coal revenues	480,690	368,141	848,831	251,376
Thermal coal revenues	**36,871**	**15,086**	**51,957**	**27**
Less: Export thermal coal revenues	4,793	15,059	19,852	-
Domestic thermal coal revenues	**32,079**	**27**	**32,106**	**27**
Volume of Domestic thermal coal sold (Mt)	1.2	-	1.2	-
Realised price per Mt of Domestic thermal coal sold	**26.2**	**5.5**	**26.1**	**5.5**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 30 June 2026			
Total Revenues	**326,614**	**187,515**	**514,129**	**172,034**
Less: Other revenues	7,706	52	7,758	52
Total coal revenues	**318,908**	**187,463**	**506,371**	**171,982**
Less: Met coal revenues	296,354	183,274	479,628	171,982
Thermal coal revenues	**22,554**	**4,189**	**26,743**	**-**
Less: Domestic thermal coal revenues	16,253	-	16,253	-
Export thermal coal revenues	**6,301**	**4,189**	**10,490**	**-**
Volume of Export thermal coal sold (Mt)	0.1	-	0.1	-
Realised price per Mt of Export thermal coal sold	**106.5**	**88.4**	**98.4**	**-**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 31 March 2026			
Total Revenues	**259,088**	**208,105**	**467,193**	**190,127**
Less: Other revenues	6,682	19	6,701	18
Total coal revenues	**252,406**	**208,086**	**460,492**	**190,109**
Less: Met coal revenues	209,992	198,283	408,275	190,011
Thermal coal revenues	**42,414**	**9,803**	**52,217**	**98**
Less: Domestic thermal coal revenues	29,286	97	29,383	98
Export thermal coal revenues	**13,128**	**9,706**	**22,834**	**-**
Volume of Export thermal coal sold (Mt)	0.2	0.1	0.3	-
Realised price per Mt of Export thermal coal sold	**83.0**	**91.7**	**86.5**	

QUARTERLY REPORT: Q2, JUNE 2026 11

QUARTERLY REPORT
JUNE 2026
Coronado
STEEL STARTS HERE

	For the six months ended 30 June 2026			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**585,701**	**395,620**	**981,321**	**362,161**
Less: Other revenues	14,388	71	14,459	71
Total coal revenues	**571,313**	**395,549**	**966,862**	**362,090**
Less: Met coal revenues	506,345	381,557	887,902	361,992
Thermal coal revenues	**64,968**	**13,992**	**78,960**	**98**
Less: Domestic thermal coal revenues	45,538	97	45,635	-
Export thermal coal revenues	**19,430**	**13,895**	**33,325**	**98**
Volume of Export thermal coal sold (Mt)	0.2	0.2	0.4	
Realised price per Mt of Export thermal coal sold	**89.4**	**90.7**	**89.9**	

	For the six months ended 30 June 2025			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**533,122**	**384,005**	**917,127**	**251,630**
Less: Other revenues	15,561	778	16,339	227
Total coal revenues	**517,561**	**383,227**	**900,788**	**251,403**
Less: Met coal revenues	480,689	368,141	848,830	251,376
Thermal coal revenues	**36,872**	**15,086**	**51,958**	**27**
Less: Domestic thermal coal revenues	32,079	27	32,106	27
Export thermal coal revenues	4,793	15,059	19,852	
Volume of Export thermal coal sold (Mt)	0.1	0.2	0.3	
Realised price per Mt of Export thermal coal sold	94.2	85.9	87.7	0

	For the three months ended 30 June 2026			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**326,614**	**187,515**	**514,129**	**172,034**
Less: Other revenues	7,706	52	7,758	52
Total coal revenues	**318,908**	**187,463**	**506,371**	**171,982**
Volume of coal sold (Mt)	2.4	1.1	3.5	1.0
Realised price per Mt of coal sold	**134.9**	**165.1**	**144.7**	**171.5**

	For the three months ended 31 March 2026			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**259,088**	**208,105**	**467,193**	**190,127**
Less: Other revenues	6,682	19	6,701	18
Total coal revenues	**252,406**	**208,086**	**460,492**	**190,109**
Volume of coal sold (Mt)	2.2	1.3	3.5	1.1
Realised price per Mt of coal sold	**117.0**	**159.9**	**133.1**	**168.5**

	For the six months ended 30 June 2026			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**585,701**	**395,620**	**981,321**	**362,161**
Less: Other revenues	14,388	71	14,459	70
Total coal revenues	**571,313**	**395,549**	**966,862**	**362,091**
Volume of coal sold (Mt)	4.5	2.4	6.9	2.1
Realised price per Mt of coal sold	**126.4**	**162.3**	**138.9**	**169.9**

QUARTERLY REPORT: Q2, JUNE 2026 12

QUARTERLY REPORT JUNE 2026 QUARTERLY REPORT: Q2, JUNE 2026 13 For the six months ended 30 June 2025 (In US$’000, except for volume data, unaudited) Australian Operations U.S. Operations Consolidated Buchanan Total Revenues 533,122 384,005 917,127 251,630 Less: Other revenues 15,561 778 16,339 227 Total coal revenues 517,561 383,227 900,788 251,403 Volume of coal sold (Mt) 4.5 2.6 7.1 1.7 Realised price per Mt of coal sold 115.7 144.8 126.5 145.7 A reconciliation of Available Liquidity is shown below for each of the periods presented in this report: 30 June 2026 31 March 2026 (In US$000, except for volume data, unaudited) Total Consolidated Total Consolidated Cash and cash equivalents 97,686 121,260 Less: Restricted cash (251) Cash and cash equivalents (excluding restricted cash) 97,686 121,009 Available Liquidity 97,686 121,009

QUARTERLY REPORT
JUNE 2026

GLOSSARY

A$ or AUD	Australian dollar currency
ABL Facility	Asset Based Lending facility
AEST	Australian Eastern Standard Time
AU / AUS	Australia
ASX	Australian Securities Exchange
Available Liquidity	Refer Non-GAAP Financial Measures section
Average Mining Cash Costs Per Tonne Produced	Refer Non-GAAP Financial Measures section (also referred to in this document as 'unit cost')
Buchanan	The Company's Buchanan Mine Complex in the U.S.
Capital Expenditure	Expenditure included as a component of Investing Activities within the Coronado Consolidated Statement of Cash Flows
CDI	Chess Depositary Interest
CHPP	Coal Handling Preparation Plant
Closing Cash	Cash and Cash Equivalents (excluding restricted cash) at the end of the quarter
Curragh	The Company's Curragh Mine Complex in Australia
EBITDA	Earnings before interest, tax, depreciation, and amortization
FOB	Free On Board in the vessel at the port
FOR	Free on Rail in the railcar at the mine
Free Cash Flow	Net Cash from Operating Activities less cash taxes, Capital Expenditure, Acquisition Expenditure, amounts reserved for Capital / Acquisition Expenditure and amounts required for Fixed Dividends and Debt Servicing.
FY	Full Year 1 January to 31 December
Group	Coronado Global Resources Inc and all subsidiary entities in Australia and the United States
Group average realised pricing	Group average realised pricing represents total coal revenues divided by total coal sales volumes and reflects the blended outcome of metallurgical and thermal coal sales.
H1	First six months of calendar year
HCC	Hard coking coal
High Vol	High volatile Met Coal being either High Vol A or High Vol B
HVA	High Vol A
HVB	High Vol B
Kt	Thousand tonnes, metric
Logan	The Company's Logan Mine Complex in the U.S.
LTI	Lost Time Injury
LV	Low volatile Met Coal
LV HCC FOB USEC index price	Low-Volatile Hard Coking Coal Free On Board United States East Coast benchmark index price
Mammoth	Mammoth Underground Mine, part of the Curragh Mine Complex
Mbcms	Million Bank Cubic Metres of waste movement
Met Coal	Metallurgical quality coal
Mt	Million tonnes, metric
Net (Debt) / Cash	Refer Non-GAAP Financial Measures section
NEWC Thermal index price	Thermal Coal Free On Board Newcastle (Australia) (NEWC) benchmark index price
PCI	Pulverised Coal Injection
PLV HCC FOB AUS index price	Premium Low-Volatile Hard Coking Coal Free On Board Australian benchmark index price
PLV HCC CFR China index price	Premium Low-Volatile Hard Coking Coal (including cost of freight) to China benchmark index price
Prime Waste	Overburden removed (excluding rehandled waste) to gain access to the ore body
Realised pricing	Actual price received
Average realised Met price per tonne sold	Refer Non-GAAP Financial Measures section
ROM	Run of Mine, coal mined unwashed
Saleable production	Coal available to sell, either washed or bypassed
Sales volumes	Sales to third parties
Severity Rate	(Number of lost workdays x 200,000) / Total number of hours worked by employees
SGX Forward Curve	Singapore Exchange Australian Coking Coal futures quotes
Strip Ratio	Ratio of overburden removed to coal mined (ROM)
tCO_2e	Tonnes of Carbon Dioxide equivalent emissions
Total Waste	Overburden removed (including rehandled waste) to gain access to the ore body
TRIFR	Total Reportable Injury Frequency Rate, is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per Million hours worked on a rolling 12-month basis (used in Australia)
TRIR	Total Reportable Incident Rate, is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our Company has per 200,000 hours worked on a rolling 12-month basis (used in the U.S. and for the Group)
US$ or USD	United States dollar currency
U.S.	United States of America
VWAP	Volume Weighted Average Realised Price
YTD	Year-to-date for the calendar year

QUARTERLY REPORT: Q2, JUNE 2026 14